EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No 333-53340 and No. 333-76079) of Bluefly, Inc. of our report dated February 24, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


PricewaterhouseCoopers LLP


New York, New York


March 26, 2004